Exhibit 10.5
EMPLOYMENT AGREEMENT
          THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made as of April 26, 2007, by and between Cross Shore Acquisition Corporation t/b/k/a ReSearch Pharmaceutical Services, Inc., a Delaware corporation (together with its Affiliates, successors and assigns, the “Company”), and Daniel M. Perlman (“Employee”). Any capitalized terms used herein and otherwise not defined shall have the meanings assigned to them in Section 15 of this Agreement.
          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
          1. Employment. The Company shall employ Employee, and Employee hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date (as defined in Section 24 of this Agreement) and ending as provided in Section 4 of this Agreement (the “Term”).
          2. Position and Duties.
          (a) Employee shall serve as the Chairman and Chief Executive Officer of the Company and each of its Subsidiaries and shall have the normal duties, responsibilities and authority of the Chairman and Chief Executive Officer, subject to the overall discretion and authority of the Board.
          (b) Employee shall report to Board, and Employee shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries and Affiliates. Employee shall perform his duties and responsibilities to the best of his abilities in a diligent and businesslike manner.
          (c) Notwithstanding the provisions of Section 2(b) above, Employee may continue to manage his and his family’s respective investments and serve on the board of directors or similar body of other organizations, including publicly owned corporations or other entities, philanthropic organizations and organizations in which Employee has made an investment, provided that (i) Employee’s activities with respect to all of the foregoing do not, individually or in the aggregate, in any significant way, interfere with, detract from, or affect the performance of his duties to the Company under this Agreement, (ii) Employee notifies the Board prior to assuming a position on the board of directors or similar body of another organization, and (iii) Employee may not serve on the board of directors or similar body of another organization that is a competitor of the Company.
          3. Compensation.
          (a) During the Term, Employee shall be entitled to (i) receive a base salary of $400,000 per annum or such other higher rate as the Board may designate from time to time (the “Base Salary”), which shall be payable in regular installments in accordance with the Company’s general payroll practices and shall be subject to customary withholding and (ii) participate in all benefit plans, including medical, dental, retirement, short- and long-term disability and other such plans established by the Company from time to time for executives or employees of the Company generally. In addition, Employee shall be eligible to receive an annual target bonus equal to sixty percent (60%) of Base Salary with the actual amount of any bonus based on achieving the Company’s business and financial objectives as determined by the Board or the compensation committee thereof (if any) for the Company’s fiscal year. If the Company’s fiscal year is the calendar year, such bonus shall be paid in the calendar year following the fiscal year to which the bonus relates, and all such payments shall be completed by March 15 of the payment year. If the Company’s fiscal year is other than a calendar year, all such payments shall be completed by December 31 of the calendar year in which the Company’s fiscal year ends.
          (b) On the Effective Date, Employee shall be granted that number of Parent Options set forth on Exhibit A. Exhibit A also sets forth the exercise price of Employee’s Parent Options and the number of vested and unvested Parent Options which will be held by Employee as of the Effective Date. Employee’s unvested Parent Options will vest as provided for on Exhibit A, and in accordance with Section 5(b) if this Agreement, and will be treated to the maximum extent possible as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Following the Effective Date, Employee will be eligible to receive grants of Parent Options under the Parent Stock Option Plan as determined from time to time by the Board or the committee appointed by the Board to administer the Parent Stock Option Plan. The Parent Options issued by the Company to Employee shall contain terms and conditions consistent with any requirements for such Parent Options that are set forth in this Agreement.
          (c) The Company shall reimburse Employee for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses. Such reimbursements shall be made in accordance with the Company’s general payroll practices.
          (d) Employee shall be entitled during his employment hereunder to participate in such of the Company’s cash incentive plans and programs as may from time to time be provided by Company for its executive officers, in each case as determined by the Board or the compensation committee thereof (if any).
          (e) Employee shall be entitled, during his employment hereunder, to participate in such of Company’s equity incentive plans and programs as may from time to time be provided by Company for its executive officers at such level as shall be determined by the Board or the compensation committee thereof (if any).
          (f) Employee shall be entitled to direct the Company to pay a portion of his Base Salary for automobile payments and expenses, including, but not limited to, insurance and maintenance. The Company shall pay the amount of such automobile payments and expenses directly to the provider as directed by Employee.
          (g) The Company shall obtain and maintain a life insurance policy(s) (that is a death benefit plan for purposes of Treas. Reg. Section 1.409A-1(a)(5)) covering the life of Employee with death benefits in an aggregate amount of not less than $4,000,000, with the beneficiaries of such policy(ies) to be selected by Employee.
          (h) During the Term, Employee shall be entitled to paid vacation of 25 days during each calendar year or such additional number of days as is provided in the employee handbook published from time to time by the Company (the “Company Employee Handbook”). Employee’s right to carry forward unused vacation days for a calendar year to any future calendar year shall be governed by the Company’s Employee Handbook as in effect from time to time.
          (i) The Company shall maintain disability insurance (that provides disability pay for purposes of Treas. Reg. Section 1.409A-1(a)(5)) covering Employee which shall pay Employee at least sixty percent (60%) of his Base Salary.
          4. Term.
          (a) The term shall end three (3) years from the Effective Date (the “Initial Term”), except that at the end of the Initial Term, the term shall be automatically renewed for successive one (1) year periods (each a “Renewal Term” and together with the Initial Term, the “Term”), after the Initial Term unless terminated in writing by either the Company or Employee at least one (1) year prior to the end of the Initial Term or any Renewal Term; provided that (i) the Term and Employee’s employment shall terminate prior to such date upon Employee’s death or permanent Disability and (ii) Employee’s employment may be terminated by the Company or Employee at any time prior to such date subject to the terms and conditions of this Agreement.
          (b) If Employee’s employment is terminated by the Company without Cause or Employee voluntary resigns for Good Reason during the Term of this Agreement, Employee shall be entitled to receive from the Company (in one lump sum payment within ten (10) days of such termination or resignation), at Employee’s option, either: (A) (i) an amount equal to 2.99 times his then-applicable Base Salary, plus (ii) the pro rata portion (based on the number of full months of service by Employee in the year in which Employee’s employment is terminated) of any bonus to which Employee is entitled for the year in which Employee’s employment is terminated plus (iii) if Employee elects coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, payment as and when due of Employee’s premiums for a period of eighteen (18) months following such termination or resignation; provided that, if Employee elects the severance payments and benefits provided for in Section 4(b)(A)(i)-(iii) of this Agreement, Employee agrees to be bound by the terms of Section 10 (Non-compete) and Section 11 (Non-solicitation) of this Agreement for a period of eighteen (18) months from the date of such termination or resignation, or (B) (i) an amount equal to one (1) times his then-applicable Base Salary, plus (ii) the pro rata portion (based on the number of full months of service by Employee in the year in which Employee’s employment is terminated) of any bonus to which Employee is entitled for the year in which Employee’s employment is terminated plus (iii) if Employee elects coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, payment as and when due of Employee’s premiums for a period of eighteen (18) months following such termination or resignation; provided that, if Employee elects the severance payments and benefits provided for in Section 4(b)(B)(i)-(iii) of this Agreement,

Employee shall not be bound by Section 10 (Non-compete) and Section 11 (Non-solicitation) of this Agreement. As a condition to the Company’s obligations to make and provide the severance payments and benefits pursuant to this Section 4(b), Employee shall execute and deliver a general release in form and substance reasonably satisfactory to the Company.
          (c) If Employee’s employment is terminated by the Company due to Employee suffering a permanent Disability during the Term of this Agreement, Employee shall be entitled to receive from the Company (i) in one lump sum payment within ten (10) days of such termination (A) an amount equal to two (2) times his then-applicable Base Salary, plus (B) the pro rata portion (based on the number of full months of service by Employee in the year in which Employee’s employment is terminated) of any bonus to which Employee is entitled for the year in which Employee’s employment is terminated, and (ii) if Employee elects coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, payment as and when due of Employee’s premiums for a period of eighteen (18) months following termination. As a condition to the Company’s obligations to make and provide the severance payments and benefits pursuant to this Section 4(c), Employee (or Employee’s representative) shall execute and deliver a general release in form and substance reasonably satisfactory to the Company.
          (d) If Employee’s employment is terminated by the Company for Cause during the Term of this Agreement, Employee shall, at Employee’s election: (A) be entitled to receive from the Company in one lump sum payment within ten (10) days of such termination (1) an amount equal to one (1) times his then-applicable Base Salary, plus (2) the pro rata portion (based on the number of full months of service by Employee in the year in which Employee’s employment is terminated) of any bonus to which Employee is entitled for the year in which Employee’s employment is terminated, and (3) if Employee elects coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, payment as and when due of Employee’s premiums for a period of twelve (12) months following termination; provided that, Employee agrees to be bound by the terms of Section 10 (Non-compete) and Section 11 (Non-solicitation) of this Agreement for a period of one (1) year from the date of such termination, or (B) not be entitled to receive any severance payments and benefits from the Company; provided that, if Employee elects not to receive any severance payments and benefits from the Company, Employee shall not be bound by Section 10 (Non-compete) and Section 11 (Non-solicitation) of this Agreement. As a condition to the Company’s obligations to make and provide the severance payments and benefits pursuant to this Section 4(d), if applicable, Employee shall execute and deliver a general release in form and substance reasonably satisfactory to the Company.
          (e) If Employee voluntarily resigns his employment without Good Reason during the Term of this Agreement, and a Change of Control has not occurred prior to such resignation, the Company shall, within five (5) days of Employee’s resignation, pay to Employee any and all compensation accrued by Employee through the date of such resignation and Employee shall be bound by the terms of Section 10 (Non-compete) and Section 11 (Non-solicitation) of this Agreement for a period of one (1) year from the date of such resignation.
          (f) If Employee dies during the Term of this Agreement, Employee’s estate shall not be entitled to receive any compensation or benefits from the Company, except (i) as provided for in Section 3(g) of this Agreement and (ii) the Company shall, within five (5) days of

Employee’s death, pay to Employee’s estate any and all compensation (and reimbursements) accrued for the benefit of Employee through the date of his death.
          (g) If Employee’s employment is terminated by, or if Employee resigns his employment with, the Company or any entity that is in the same controlled group as the Company for purposes of Sections 414(b) or 414(c) of the Code, Employee’s employment shall also automatically be terminated by, or Employee shall also automatically resign his employment with, the Company and all entities that are in the same controlled group as the Company for purposes of Sections 414(b) or 414(c) of the Code.
          (h) Notwithstanding the preceding subsections, if the Employee is a “specified employee,” as defined in Treas. Reg. Section 1.409A-1(i), on the date his employment is terminated, (i) any lump sum payments due under this Section 4 will be made on the first day of the seventh month following the month of such termination or resignation, and (ii) any periodic payments due for the period after termination or resignation and before payment begins will be made on the first day of the seventh month following the month of such termination or resignation, and the remainder will be payable at such times as such amounts would have been payable had the Employee not terminated his employment.
          5. Change of Control.
          (a) If, during the Term, there should be a Change of Control (as defined herein), and within six (6) months before such Change of Control or twelve (12) months thereafter either (1) Employee’s employment shall be terminated by the Company for any reason other than for death, Disability or Cause or (2) Employee resigns for any reason, at Employee’s option:
            (i) the Company shall, within five (5) days of such termination or resignation, pay to Employee all amounts (including salary, bonuses, vacation pay, expense reimbursement, etc.), that have been fully earned by, but not yet paid to, Employee under this Agreement as of such termination or resignation plus a lump sum cash payment equal to 2.99 times (x) Employee’s then current annual Base Salary plus (y) Employee’s bonus for the prior annual period; provided that, if Employee elects to receive from the Company the payment set forth in this Section 5(a)(i) and the benefits set forth in Section 5(a)(iii) below, Employee agrees to be bound by the terms of Section 10 (Non-compete) and Section 11 (Non-solicitation) of this Agreement for a period of eighteen (18) months from the date of such termination or resignation; or
            (ii) the Company shall, within five (5) days of such termination or resignation, pay to Employee all amounts (including salary, bonuses, vacation pay, expense reimbursement, etc.), that have been fully earned by, but not yet paid to, Employee under this Agreement as of such termination or resignation plus a lump sum cash payment equal to 1 times (x) Employee’s then current annual Base Salary plus (y) Employee’s bonus for the prior annual period; provided that, if Employee elects to receive from the Company the payment set forth in this Section 5(a)(ii) and the benefits set forth in Section 5(a)(iv) below, Employee shall not be bound by Section 10 (Non-compete) and Section 11 (Non-solicitation) of this Agreement.

            (iii) In the event Employee makes the election provided for in Section 5(a)(i) of this Agreement, Employee shall be entitled to continue, for three (3) years, from the later of the Change of Control or Employee’s termination or resignation, to receive medical benefits coverage for Employee and Employee’s spouse and dependents (if any), to the extent Employee was so entitled prior to such termination or resignation, at the Company’s expense if and to the extent the Company was paying for such benefits to Employee and Employee’s spouse and dependents at the time of such termination or resignation, except that, if the Company’s medical benefits plans do not permit the foregoing for the full three (3) years, in lieu thereof, the Company shall pay to Employee within ten (10) days after the date of the termination or resignation, in one lump sum, an amount equal to the aggregate amount that that the Company would have paid for such coverage over the three (3) year period had such coverage been permitted. Employee and his spouse and dependents shall be entitled to such rights as he or they may have to continue coverage at his sole expense as are then accorded under COBRA for the COBRA coverage period following the expiration of the period during which Employee and his spouse and dependents (if any) continue to receive such medical benefits coverage.
            (iv) In the event Employee makes the election provided for in Section 5(a)(ii) of this Agreement, Employee shall be entitled to continue, for one (1) year, from the later of the Change of Control or Employee’s termination or resignation, to receive medical benefits coverage for Employee and Employee’s spouse and dependents (if any), to the extent Employee was so entitled prior to such termination or resignation, at the Company’s expense if and to the extent the Company was paying for such benefits to Employee and Employee’s spouse and dependents at the time of such termination or resignation, except that, if the Company’s medical benefits plans do not permit the foregoing for the full one (1) period, in lieu thereof, the Company shall pay to Employee within ten (10) days after the date of the termination or resignation, in one lump sum, an amount equal to the aggregate amount that that the Company would have paid for such coverage for the one (1) year period had such coverage been permitted. Employee and his spouse and dependents shall be entitled to such rights as he or they may have to continue coverage at his sole expense as are then accorded under COBRA for the COBRA coverage period following the expiration of the period during which Employee and his spouse and dependents (if any) continue to receive such medical benefits coverage.
          (b) Anything to the contrary in any other agreement or document now or hereafter existing notwithstanding, upon a Change of Control and without regard to whether Employee’s employment is thereafter terminated, Employee shall become fully vested as of the time immediately before such Change of Control in all then existing stock grants, each stock option previously issued to him thereupon shall become immediately vested and exercisable, without regard to continued employment or performance-based vesting standards, and each NQSO shall remain exercisable until the earlier of (i) the later of 180 days after the Change of Control or the period following a Change of Control that is set forth in the relevant stock option agreement or (ii) the scheduled expiration date of such option. The exercise period of any ISO granted to Employee before, on or after the date hereof shall be governed by the terms of the relevant ISO Agreement.

          (c) If Employee’s employment is terminated by, or if Employee resigns his employment with, the Company or any entity that is in the same controlled group as the Company for purposes of Sections 414(b) or 414(c) of the Code, Employee’s employment shall also automatically be terminated by, or Employee shall also automatically resign his employment with, the Company and all entities that are in the same controlled group as the Company for purposes of Sections 414(b) or 414(c) of the Code.
          (d) Notwithstanding the preceding subsections, if the Employee is a “specified employee,” as defined in Treas. Reg. Section 1.409A-1(i), on the date his employment is terminated, (i) any lump sum payments due under this Section 5 will be made on the first day of the seventh month following the month of such termination or resignation, and (ii) any periodic payments due for the period after termination or resignation and before payment begins will be made on the first day of the seventh month following the month of such termination or resignation, and the remainder will be payable at such times as such amounts would have been payable had the Employee not terminated his employment.
          (e) In the event Employee receives the payments provided for in this Section 5, Employee shall not be entitled to receive the payments provided for in Section 4 of this Agreement upon Employee’s termination or resignation.
          (f) A “Change of Control” of the Company shall mean:
            (1) the acquisition by an individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Shares”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company unless, in connection therewith, a majority of the individuals who constitute the Board as of the date immediately preceding such transaction cease to constitute at least a majority of the Board after such transaction, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Company or any entity controlled by the Company, (iv) any acquisition by any individual, entity, or group in connection with a Business Combination (as defined below) that fails to qualify as a Change of Control pursuant to paragraphs (3) or (4) below, or (v) any acquisition by any Person entitled to file Form 13G under the Exchange Act with respect to such acquisition; or
            (2) individuals who, on the date following the Effective Date, constitute the Board cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board subsequent to the date hereof whose appointment, election, or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the Board then comprising the Board or by a majority of the members of a committee authorized by the Board to approve such appointment, election, or nomination (other than an appointment, election, or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Board; or
            (3) completion by the Company of a reorganization, merger, or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, if, following such Business Combination all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, less than forty percent (40%) of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); or
            (4) completion by the Company of a Business Combination, if, following such Business Combination all or substantially all of the Persons who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, forty percent (40%) or more but less than sixty percent (60%) of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), and (i) any Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, or (ii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were not members of the Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination, or (iii) Employee is not appointed or elected to a comparable or higher position with the entity resulting from such Business Combination, or (iv) the executive officers of Company holding the title of Vice President or higher at the time of the execution of the initial agreement for such Business Combination constitute less than a majority of the executive officers holding comparable or higher titles of the entity resulting from such Business Combination; or
            (5) a complete liquidation or dissolution of the Company.
The completion by the Company of a Business Combination following which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, sixty percent (60%) or more of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination

(including, without limitation, an entity which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) shall not constitute a “Change of Control” unless following such transaction the provisions of paragraphs (1) or (2) are independently satisfied.
          6. Possible Reduction in Payments. Following any Change of Control, if all or any portion of the payments and other benefits provided to Employee under this Agreement, either alone or together with other payments and benefits which Employee receives or is entitled to receive from the Company, constitute an “excess parachute payment” within the meaning of Section 280G of the Code and thus would result in the imposition of excise taxes on Employee under Section 4999 of the Code, then the Employee may, in his sole discretion, direct the Company to reduce such payments and benefits to the extent necessary to avoid the imposition of any such excise taxes. If the Employee elects to direct the Company to reduce such payments and benefits, the Employee shall also determine and direct the Company as to which and how much of the payments and benefits shall be eliminated or reduced to avoid any excess parachute payment. All determinations required to be made under this Section 6 and the assumptions to be utilized in arriving at such determinations shall be made by an accounting firm engaged by Employee which shall provide detailed supporting calculations both to the Company and Employee within fifteen (15) business days of the receipt of notice from Employee or the Company that there is the possibility of an excess parachute payment. All fees and expenses of such accounting firm shall be borne solely by the Company. Any determination by the accounting firm shall be binding upon the Company and Employee.
          7. Indemnification/Litigation Assistance. The Company shall indemnify and defend Employee against all claims arising out of Employee’s activities as an officer, director or employee of the Company or its Subsidiaries or Affiliates, or any of their respective predecessors, to the fullest extent permitted by law and under Company’s Certificate of Incorporation and By-laws. In addition to the foregoing, Employee shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or its Subsidiaries or Affiliates are, or may become, parties. After termination or resignation of Employee’s employment, Employee shall be fairly compensated for providing assistance to the Company that is more than incidental; provided, however, that the failure of the Company and Employee to agree on such compensation shall not be the basis on which Employee withholds any information or assistance
          8. Confidential Information. Employee acknowledges that the information obtained by him while employed by the Company and its Subsidiaries and Affiliates concerning the business or affairs of the Company or any Subsidiary or Affiliate (“Confidential Information”) are the property of the Company or such Subsidiary. Therefore, Employee agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Employee’s acts or omissions, or Employee disclosed Confidential Information in response to an order of any court, governmental agency or adjudicative body; provided that Employee shall have promptly notified the Company prior to any such disclosure and provided reasonable cooperation in the Company’s efforts, if any, to contest or limit the scope of such disclosure, and provided further that if such disclosure is the subject of any protective or similar order, such information will still be considered Confidential Information except for the limited purpose of disclosure to such court, governmental agency or adjudicative body. Employee shall deliver to the Company at the termination or resignation of his employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Subsidiary which he may then possess or have under his control.
          9. Inventions and Patents. Employee acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company’s or any of its Subsidiaries’ or Affiliates’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Employee while employed by the Company and its Subsidiaries and Affiliates (“Work Product”) belong to the Company or such Subsidiary or Affiliate. Employee shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after Employee’s employment with the Company) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).
          10. Non-Compete. In further consideration of the compensation to be paid to Employee hereunder, Employee acknowledges that in the course of his employment with the Company he shall become familiar, and during his employment with the Company he has become familiar, with the Company’s and its Subsidiaries’ and Affiliates’ trade secrets and with other Confidential Information concerning the Company and its Subsidiaries and Affiliates and that his services have been and shall be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Employee agrees that:
          (i) if he is terminated for Cause and he elects and receives the severance payments and benefits provided for in Section 4(d)(A) of this Agreement, he shall not for a period of one (1) year, directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business which is involved (or has definite plans to get involved) in business activities that engage in the business of contract research organization, recruiting, staffing and placement of personnel in the areas of clinical research, medical writing, biostatistics and programming. Nothing herein shall prohibit Employee from being a passive owner of not more than 3% of the outstanding stock of any class of a corporation which is publicly traded, so long as Employee has no active participation in the business of such corporation, or
          (ii) if he is terminated without Cause and he elects and receives the severance payments and benefits provided for in Section 4(b)(A) of this Agreement, or he terminates this Agreement for Good Reason and he elects and receives the severance payments and benefits provided for in Section 4(b)(A) of this Agreement, he shall not for a period of eighteen (18) months, directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business which is involved (or has definite plans to get involved) in business activities that engage in the business of contract research organization, recruiting, staffing and placement of personnel in the areas of clinical research, medical writing, biostatistics and programming. Nothing herein shall prohibit Employee from being a passive owner of not more than 3% of the outstanding stock of any class of a corporation which is publicly traded, so long as Employee has no active participation in the business of such corporation, or
          (iii) if Employee voluntarily resigns during the Term, without Good Reason, and there has not been a Change of Control at the time of Employee’s resignation, he shall not for a period of one (1) year, directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business which is involved (or has definite plans to get involved) in business activities that engage in the business of contract research organization, recruiting, staffing and placement of personnel in the areas of clinical research, medical writing, biostatistics and programming. Nothing herein shall prohibit Employee from being a passive owner of not more than 3% of the outstanding stock of any class of a corporation which is publicly traded, so long as Employee has no active participation in the business of such corporation; or
          (iv) if there is a Change of Control and Employee resigns for any reason or is terminated other than for Cause or as a result of Employee’s death or Disability and he elects and receives the payments and benefits set forth in Sections 5(a)(i) and 5(a)(iii) of this Agreement, he shall not for a period of eighteen (18) months, directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business which is involved (or has definite plans to get involved) in business activities that engage in the business of contract research organization, recruiting, staffing and placement of personnel in the areas of clinical research, medical writing, biostatistics and programming. Nothing herein shall prohibit Employee from being a passive owner of not more than 3% of the outstanding stock of any class of a corporation which is publicly traded, so long as Employee has no active participation in the business of such corporation.
     11. Non-Solicitation. Employee agrees that:
     (i) if he is terminated for Cause and he elects and receives the severance payments and benefits provided for in Section 4(d)(A) of this Agreement, he shall not for a period of one (1) year, he shall not for a period of one (1) year, directly or indirectly through another entity (A) induce or attempt to induce any employee of the Company or any Subsidiary or Affiliate to leave the employ of the Company or such Subsidiary or Affiliate, or in any way interfere with the relationship between the Company or any Subsidiary or Affiliate and any employee thereof, (B) hire any person, who was an employee of the Company or any Subsidiary or Affiliate at any time during the one (1) year immediately preceding Employee’s termination or resignation, (C) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary or Affiliate to cease doing business with the Company or such Subsidiary or Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee or other business relation and the Company or any Subsidiary or Affiliate (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries or Affiliates) or (D) service (except in the capacity of an employee) any customer, licensee, agent or franchisee of the Company or any Subsidiary or Affiliate who was a customer, licensee, agent or franchisee of the Company or any Subsidiary or Affiliate at any time during the one (1) year immediately preceding Employee’s termination or resignation, or
     (ii) if he is terminated without Cause and he elects and receives the severance payments and benefits provided for in Section 4(b)(A) of this Agreement, or he terminates this Agreement for Good Reason and he elects and receives the severance payments and benefits provided for in Section 4(b)(A) of this Agreement, he shall not for a period of eighteen (18) months, directly or indirectly through another entity (A) induce or attempt to induce any employee of the Company or any Subsidiary or Affiliate to leave the employ of the Company or such Subsidiary or Affiliate, or in any way interfere with the relationship between the Company or any Subsidiary or Affiliate and any employee thereof, (B) hire any person, who was an employee of the Company or any Subsidiary or Affiliate at any time during the one (1) year immediately preceding Employee’s termination or resignation, (C) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary or Affiliate to cease doing business with the Company or such Subsidiary or Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee or other business relation and the Company or any Subsidiary or Affiliate (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries or Affiliates) or (D) service (except in the capacity of an employee) any customer, licensee, agent or franchisee of the Company or any Subsidiary or Affiliate who was a customer, licensee, agent or franchisee of the Company or any Subsidiary or Affiliate at any time during the one (1) year immediately preceding Employee’s termination or resignation; or
     (iii) if Employee voluntarily resigns during the Term, without Good Reason, and there has not been a Change of Control at the time of Employee’s resignation, he shall not for a period of one (1) year, directly or indirectly through another entity (A) induce or attempt to induce any employee of the Company or any Subsidiary or Affiliate to leave the employ of the Company or such Subsidiary or Affiliate, or in any way interfere with the relationship between the Company or any Subsidiary or Affiliate and any employee thereof, (B) hire any person, who was an employee of the Company or any Subsidiary or Affiliate at any time during the one (1) year immediately preceding Employee’s termination or resignation, (C) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary or Affiliate to cease doing business with the Company or such Subsidiary or Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee or other business relation and the Company or any Subsidiary or Affiliate (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries or Affiliates) or (D) service (except in the capacity of an employee) any customer, licensee, agent or franchisee of the Company or any Subsidiary or Affiliate who was a customer, licensee, agent or franchisee of the Company or any Subsidiary or Affiliate at any time during the one (1) year immediately preceding Employee’s termination or resignation; or
     (iv) if there is a Change of Control and Employee resigns for any reason or is terminated other than for Cause or as a result of Employee’s death or Disability and he elects and receives the payments and benefits set forth in Sections 5(a)(i) and 5(a)(iii) of this Agreement, he shall not for a period of eighteen (18) months, directly or indirectly through another entity (A) induce or attempt to induce any employee of the Company or any Subsidiary or Affiliate to leave the employ of the Company or such Subsidiary or Affiliate, or in any way interfere with the relationship between the Company or any Subsidiary or Affiliate and any employee thereof, (B) hire any person, who was an employee of the Company or any Subsidiary or Affiliate at any time during the one (1) year immediately preceding Employee’s termination or resignation, (C) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary or Affiliate to cease doing business with the Company or such Subsidiary or Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee or other business relation and the Company or any Subsidiary or Affiliate (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries or Affiliates) or (D) service (except in the capacity of an employee) any customer, licensee, agent or franchisee of the Company or any Subsidiary or Affiliate who was a customer, licensee, agent or franchisee of the Company or any Subsidiary or Affiliate at any time during the one (1) year immediately preceding Employee’s termination or resignation.
          12. Enforcement. If, at the time of enforcement of Sections 8, 9, 10 or 11 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. The parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement because the services provided by Employee pursuant to this Agreement are unique and because Employee has access to Confidential Information and Work Product. As such, in the event a breach or threatened breach of this Agreement the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an actual breach or violation by Employee of

Sections 10 or 11, the Non-Compete Period and the Non-Solicitation Period shall be tolled until such breach or violation has been duly cured. Employee hereby acknowledges and agrees that the restrictions contained in Sections 10 and 11 are reasonable.
          13. Employee’s Representations. Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Employee do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which he is bound, (ii) Employee is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other person or entity except the Prior Agreement, and (iii) as of the Effective Date, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms.
          14. Company’s Representations. The Company hereby represents and warrants to Employee that (i) the execution, delivery and performance of this Agreement by the Company does not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company or any of its Subsidiaries or Affiliates is a party or by which it/they is/are bound, (ii) it has all requisite corporate power and authority to enter into, execute and deliver this Agreement, and (iii) as of the Effective Date, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms. The Company further represents that it shall take all actions necessary to comply with the AIM Rules for companies issued by the Alternative Investment Market of the London Stock Exchange in connection with its obligations under this Agreement.
          15. Definitions.
          “Affiliates” shall mean any person or entity controlling, controlled by, or under common control with, the Company. “Control,” as used in the definition of Affiliate, means the power to direct the management and policies of a person or entity, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; the terms “controlling” and “controlled” shall have correlative meanings. Further, any person or entity that owns beneficially, either directly or through one or more intermediaries, more than ten percent (10%) of the ownership interests in a specified entity shall be presumed to control such entity for purposes of the definition of Affiliate
          “Board” shall mean the board of directors of the Company.
          “Cause” shall mean Employee’s (i) conviction of a felony, (ii) indictment for a felony involving dishonesty or fraud or the commission of any act or omission involving dishonesty or fraud, or (iii) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or Affiliates.
          “Company Options” shall mean options to purchase shares of the Company’s common stock, no par value, granted pursuant to the ReSearch Pharmaceutical Services, Inc. 2002 Equity Incentive Plan effective as of June 6, 2002.

          “Disability” (i) shall mean any physical or mental incapacitation which results in Employee’s inability to perform his duties and responsibilities for the Company for a total of one hundred twenty (120) days during any twelve (12)-month period, as determined by an Independent Medical Doctor and (ii) shall be deemed to have occurred on the later of either the 120th day of such inability to perform or the date on which the benefits under the Company’s long term disability insurance become payable to Employee. For the purposes of this definition, an “Independent Medical Doctor” shall be a medical doctor chosen in the following manner: Employee and the Board shall each choose a medical doctor and such medical doctors, together, shall choose a third medical doctor who shall be the Independent Medical Doctor.
          “Good Reason” shall mean the following:
                    (i) a material breach of the Company’s obligations to Employee hereunder, provided that Employee shall have given written notice thereof to the Company, and the Company shall have failed to remedy the breach within 20 calendar days after such notice;
                    (ii) the relocation of Employee’s principal business office outside the metropolitan Philadelphia area without the consent of Employee;
                    (iii) the Company materially changes the job description, office title and/or responsibilities provided for in this Agreement, excluding promotions or increased responsibilities, provided that Employee shall have given written notice thereof to the Company, and the Company shall have failed to remedy the breach within 20 calendar days after such notice;
                    (iv) Employee is removed from the Board without Cause; or
                    (v) failure of the Company to nominate Employee as a candidate for election to the Board.
provided that in each such case, Good Reason shall be deemed to exist only if Employee shall have resigned from the Company within one hundred twenty (120) days after the occurrence of one of the events described above.
          “Parent Options” shall mean options to purchase shares of the common stock, par value $0.0001 per share, of Parent granted pursuant to the Parent Option Plan.
          “Parent Option Plan” shall mean the [Parent Option Plan] substantially in the form attached hereto as Exhibit B.
          “Subsidiaries” shall mean any entity of which a majority of the securities or other ownership interests are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.
          16. Survival. Sections 4, 5, 6, 7, 8, 9, 10, 11, 12, 15 and Sections 16 through 25 shall survive and continue in full force in accordance with their terms notwithstanding any termination or resignation of Employee’s employment by the Company.

          17. Notices. Any notice provided for in this Agreement shall be in writing and shall be personally delivered, sent by facsimile (with hard copy to follow by regular mail) or mailed by overnight courier (by a reputable courier service) or first class mail, return receipt requested, to the recipient at the address below indicated:
Notices to Employee:
Daniel M. Perlman
c/o ReSearch Pharmaceutical Services, Inc.
520 Virginia Drive
Ft. Washington, PA 19034
Fax: (484) 533-2018
Notices to the Company:
ReSearch Pharmaceutical Services, Inc.
520 Virginia Drive
Ft. Washington, PA 19034
Fax: (484) 533-2018
Attention: [                                        ]
With a copy to:
Chair, Compensation Committee
ReSearch Pharmaceutical Services, Inc.
520 Virginia Drive
Ft. Washington, PA 19034
Fax: (484) 533-2018
or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.
     18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     19. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way including, without limitation, that certain Employment

Agreement, entered into in 2001, by and between ReSearch Pharmaceutical Services, Inc. and Employee (the “Prior Agreement”).
          20. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.
          21. Counterparts. This Agreement may be executed in separate counterparts (including by facsimile signature pages), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
          22. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Employee, the Company and their respective heirs, successors and assigns, except that Employee may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the Company. Subject to Article 5 of this Agreement, the Company may freely assign its rights and obligations hereunder (including by operation of law), without the consent of, or notice to, Employee.
          23. Choice of Law; Consent to Jurisdiction. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania. In the case of any dispute under or in connection with this Agreement, Employee may only bring suit against the Company in the Courts of the State of Pennsylvania in and for the County of Montgomery or in the Federal District Court for such geographic location. Employee hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania in and for the County of Montgomery or the Federal District Court for such geographic location, provided that such Federal Court has subject matter jurisdiction over such dispute, and Employee hereby waives any claim he may have at any time as to forum non conveniens with respect to such venue. The Company shall have the right to institute any legal action arising out of or relating to this Agreement in any appropriate court and in any jurisdiction. Any judgment entered against either of the parties in any proceeding hereunder may be entered and enforced by any court of competent jurisdiction.
          24. Effective Date. This Agreement will become effective on the date (the “Effective Date”) on which the merger of Longxia Acquisition, Inc. (“Longxia”) with and into Research Pharmaceutical Services, Inc. (“RPS”), pursuant to the Agreement and Plan of Merger by and among the Company, Longxia, RPS, the RPS Securityholders named therein, and Daniel M. Perlman and Daniel Raynor as the RPS Securityholders Committee, (the “Merger”) is consummated. If for any reason the Merger does not occur, then this Agreement will not be effective and will be of no force or effect.

          25. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Employee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
*      *      *

          IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

CROSS SHORE ACQUISITION CORPORATION
By:	/s/ Dennis M. Smith
	Name:	Dennis M. Smith
	Title:	Chief Executive Officer

/s/ Daniel M. Perlman
Daniel M. Perlman

EXHIBIT A
Parent Options

Number
of
Options	Exercise Price
450,000*	Fair Market Value on Effective Date

*	150,000 options shall vest on the first anniversary of this Agreement, 150,000 options shall vest on the second anniversary of this Agreement and the remaining 150,000 shall vest on the third anniversary of this Agreement.

Exhibit B
[This exhibit is filed as Exhibit 4.5 of this registration statement.]